Ex 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-126459 and 333-111716) and Form S-8 (No. 333-126427, 333-126425, 333-104360, 333-62862, 333-53714 and 333-64231) of Syntroleum Corporation of our reports dated March 2, 2009 relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report on Form 10-K for the year ended December 31, 2008.

/s/HOGANTAYLOR LLP

Tulsa, Oklahoma
March 2, 2009